NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1
CORELOGIC PROVIDES 2018 FINANCIAL GUIDANCE
Organic Growth, Productivity, Cash Generation and Capital Return Highlight 2018 Outlook

Irvine, Calif., February 6, 2018 - CoreLogic® (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today provided its outlook and financial guidance for full-year 2018.

“CoreLogic delivered outstanding results - operationally and financially - in 2017. We significantly outperformed market volume trends in the U.S. mortgage and grew our insurance & spatial and international operations at significant rates. We expect our financial results to be at the high-end of our 2017 guidance ranges for both adjusted EBITDA and adjusted EPS," said Frank Martell, President and Chief Executive Officer of CoreLogic. “Our relentless focus on building market-leading solutions and driving operational and cost efficiencies has resulted in the creation of a durable and highly cash generative business model. This model allowed us to upsize our capital return targets and repurchase a total of 4.6 million shares (approximately 5% of outstanding share count) in 2017.”

“As we head into 2018, we are focused on advancing organic growth rates fueled by unique ‘must have’ solutions and an expanded innovation program to address untapped opportunities and critical needs within our end-markets. In addition, we expect to continue to aggressively grow our non-mortgage-related units in line with our long-term target of these units accounting for at least 50% of our revenues. Finally, we are expanding our productivity programs and infrastructure enhancements to achieve our adjusted EBITDA margin target of at least 30% by 2020,” Martell added.

Financial Guidance and Assumptions

•	Full-year 2018 revenue of $1.825 to $1.875 billion;

•	Full-year 2018 adjusted EBITDA of $455 to $485 million; and

•	Full-year 2018 adjusted EPS of $2.45 to $2.65.

2018 guidance is based on the following estimates and assumptions:

1.	U.S. mortgage market loan origination unit volumes expected to decline approximately 10% from 2017 levels.

2.	Realization of ongoing productivity and cost management savings totaling at least $15 million.

3.	Tax planning rate of approximately 26% based on current view of tax reform legislation.

4.	Free cash flow (“FCF”) conversion of adjusted EBITDA of 55 - 60%.

5.	Repurchases of between 2% and 3% of outstanding common shares.

6.	Currency translation is not expected to have a material impact on reported results.

Regarding the expansion of CoreLogic’s productivity programs and infrastructure enhancements mentioned earlier, the Company intends to incur cash and non-cash charges of approximately $15 million over the course of 2018. These charges will be reflected in the Company’s GAAP financial results and will be excluded from adjusted EBITDA and adjusted EPS metrics which are non-GAAP measures. This program is expected to increase overall operating efficiency and accelerate the transformation of certain technology and data platforms. In addition, the Company expects to further consolidate its real estate footprint, reduce SG&A costs and automate and/or outsource certain business activities.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

#######

About CoreLogic

CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's share repurchase amounts, cost reductions, market share gains and pricing actions, and productivity excellence; the Company's overall financial performance, including future revenue and profit growth, and the Company's margin, tax rate and cash flow profile; the Company's 2018 financial guidance and assumptions thereunder; including those related to the mortgage market overall; and the Company's plans to continue to return capital to shareholders through the share repurchase program. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our cost reduction program, technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to respective GAAP results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding the Company's financial condition and results. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Adjusted EPS is defined as income from continuing operations, net of tax per diluted share, adjusted for stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; tax affected at an assumed effective tax rate of 35% for 2017. The 2018 effective tax rate of 26% included in adjusted EPS reflects expected benefits from the Tax Cuts and Jobs Act of 2017. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.